EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599


July 29, 1999


Merrill Lynch International Equity Fund.
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

We consent to the filing in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File Nos. 33-44917 and 811-6521) of our opinion dated July 14, 1993 originally filed on July 15, 1993 as an Exhibit to Pre-Effective Amendment No. 4 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                                           Very truly yours,


                                                           /s/ BROWN & WOOD LLP